UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 27, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On May 27, 2009, GM and GMAC agreed to a repurchase agreement for certain new vehicles financed by GMAC entities outside the United States and Canada, pursuant to which GM agreed to waive a global cap that limits the number of vehicles its international subsidiaries are obligated to repurchase from GMAC relating to GMAC financed dealerships under certain circumstances. In exchange, GMAC agreed to continue its standard policies for new vehicle wholesale financing at a 100% advance rate, and to use reasonable best efforts to mitigate its and GM’s subsidiaries’ losses in managing “troubled dealers.” Vehicles with excessive mileage, or which are damaged or significantly modified are generally excluded from the repurchase obligation. Each GM and GMAC subsidiary has the right to terminate its participation in the repurchase agreement on 30 days written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date: June 2, 2009	By:	/s/ NICK S. CYPRUS
Nick S. Cyprus
Controller and Chief Accounting Officer